EXHIBIT 99.1


  [LOGO]
  MTS Systems Corporation
  14000 Technology Drive
  Eden Prairie, MN  55344-2290
  Telephone 952-937-4000
  Fax 952-937-4515


  NEWS RELEASE

  FOR IMMEDIATE RELEASE                    For More Information Contact:
  APRIL 21, 2003                           Susan Knight, Chief Financial Officer
                                           (952) 937-4000
                                           Thomas Minneman, Treasurer
                                           (952) 937-4647


  MTS REPORTS SECOND QUARTER RESULTS, RAISES FULL YEAR OUTLOOK

  Eden Prairie, Minn., April 21, 2003 - MTS Systems Corporation (Nasdaq: MTSC) today reported net income from continuing operations of $6.4 million, or $0.30 per diluted share, for its second quarter ended March 29, 2003, compared to the previously communicated estimate range of $0.23-$0.26. Associated with the third quarter sale of its Automation division that was announced on March 31, 2003 and April 11, 2003, the Company recorded a one-time impairment loss on discontinued operations of $2.4 million, net of taxes, or $0.11 per share. After recognition of the impairment charge, the Company reported diluted earnings per share of $0.19 compared to $0.24 in the second quarter of fiscal 2002. (A reconciliation of financial results before and after the impact of discontinued operations is included in this release as Exhibit A.) Cash and short-term investments increased approximately $19 million in the quarter, driven by continued favorable working capital performance.

  "We delivered operating profit above expectations for the quarter on strong revenue performance, while further strengthening the balance sheet," said Sidney W. Emery, Jr., Chairman and CEO. "The sale of the Automation division enables the Company to increase its focus on the core businesses where we have a breadth of long-term opportunities for profitable growth. While backlog is down $22 million from the beginning of the year and we have recorded a one-time impairment charge on discontinued operations, our forecast indicates that we will be able to deliver improved earnings per share in the high $0.80's to low $0.90's range for fiscal 2003, as compared to previous guidance in the mid-$0.80's."

  Second quarter orders, before the impact of discontinued operations, were $86.8 million, slightly above the estimate range of $80-$85 million. Orders from continuing operations were $78.8 million, a decrease of four percent compared to orders of $81.9 million for second quarter of fiscal 2002. Backlog for continuing operations decreased nine percent, from approximately $162 million to approximately $148 million.

  Second quarter revenue, before the impact of discontinued operations, was $100.6 million, exceeding the estimate range of $90-$95 million primarily due to an increase in short-duration projects in the MT&S segment. Revenue from continuing operations was $93.2 million, an increase of ten percent compared to revenue of $84.7 million for second quarter of fiscal 2002.

  The Company reported diluted earnings per share of $0.19 in the current year quarter compared to $0.24 for second quarter of fiscal 2002. Year-over-year earnings per share were favorably impacted by $0.10 from increased revenue volume and $0.04 due to proceeds from penalties associated with a canceled contract in the current year quarter, as well as the $0.08 impact of Automation division inventory write-offs recorded in the prior year second quarter. These favorable impacts were more


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  than offset by negative impacts of $0.11 from the impairment charge on discontinued operations and $.08 from margin rate decline due to product mix in the current year quarter, as well as the $0.08 impact of a non-recurring $2.6 million pre-tax gain on the sale of an investment recorded in the prior year second quarter.

  SEGMENT RESULTS
  ---------------

  MECHANICAL TESTING AND SIMULATION SEGMENT (MT&S):

  Orders for the MT&S segment were $65.7 million for the second quarter, down 9 percent compared to orders of $72.5 million for second quarter of fiscal 2002, primarily due to continued weakness in the global automotive and industrial markets. Backlog decreased approximately $14 million, or 9 percent, to approximately $141 million. Second quarter revenue was $80.8 million, an increase of 8 percent compared to $74.7 million for second quarter of fiscal 2002, driven by strong performance in the North American and European automotive and motorsports markets. The MT&S gross margin rate was 34.4 percent, a decrease of 2.6 percentage points compared to 37.0 percent for second quarter of fiscal 2002, primarily due to product mix. The segment reported $7.2 million in operating earnings for the current year quarter compared to $8.9 million for second quarter of fiscal 2002 due to lower margin in the quarter and the timing of operating expenses, partially offset by increased volume.

  FACTORY AUTOMATION SEGMENT (FA):

  In conjunction with the third quarter sale of its Automation division, the Company recorded a loss on impairment of discontinued operations of $2.4 million, net of taxes, in the second quarter. Excluding the impairment charge, the Company's discontinued operations reported effectively break-even operating results for the current year quarter compared to an operating loss of $2.6 million, net of taxes, for second quarter of fiscal 2002 due to inventory write-offs. The carrying values of the Automation division's net assets and liabilities included in total current assets and liabilities are $11.5 million and $1.9 million, respectively.

  Before the impact of discontinued operations, orders for the FA segment were $21.1 million for the second quarter, an increase of 41 percent compared to $15.0 million for second quarter of fiscal 2002. Orders from continuing operations were $13.1 million, an increase of 39 percent compared to orders of $9.4 million for second quarter of fiscal 2002. The Company's AeroMet business was awarded a $1.5 million development contract from the U.S. government, and orders in the Sensors business increased due to strong demand in Europe and Japan. Backlog from continuing operations was flat at approximately $7 million. Before the impact of discontinued operations, revenue was $19.8 million, an increase of 13.8 percent compared to revenue of $17.4 million for second quarter of fiscal 2002. Revenue from continuing operations was $12.4 million, an increase of 24 percent compared to revenue of $10.0 million for second quarter of fiscal 2002. The FA gross margin rate from continuing operations was 44.3 percent, a decrease of 3.4 percentage points compared to gross margin of 47.7 percent for second quarter of fiscal 2002 due to product mix and one-time costs associated with a canceled contract. Operating earnings from continuing operations were $0.9 million compared to $0.5 million for second quarter of fiscal year 2002, driven by favorable volume partially offset by the decline in gross margin rate in the quarter.

  SECOND QUARTER CONFERENCE CALL
  ------------------------------

  A conference call will be held on Tuesday, April 22, at 11:00 a.m. CDT (Noon
  EDT). Call +1-712-257-2476; state the Passcode "Second Quarter" and conference leader "Chip Emery". Telephone re-play will be available through 6:00 p.m. CDT, May 22, 2003. Call +1-402-220-4147 and state the Passcode "4006."


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MTS News Release
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  If you prefer to listen live over the Internet - please log on to the web at
  http://www.mts.com/news/financial_news.htm and click on the Vcall webcast
  --------------------------------------------
  image. The webcast will be archived through 6:00 p.m. (CDT), May 22, 2003.

  ABOUT MTS SYSTEMS CORPORATION
  -----------------------------

  MTS Systems Corporation is a global supplier of integrated simulation solutions that help customers accelerate and improve their design, development, and manufacturing processes. MTS supplies products for determining the mechanical behavior of materials, products and structures - including computer-based testing and simulation systems, modeling and testing software, and consulting services - as well as products for automating manufacturing processes. MTS had 1,900 employees and revenue from continuing operations of $327 million for the fiscal year ended September 28, 2002. Additional information on MTS can be found on the worldwide web at http://www.mts.com.

  THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS AND THOSE PRESENTLY ANTICIPATED OR PROJECTED. IN ADDITION TO THE FACTORS DISCUSSED ABOVE, OTHER IMPORTANT RISK FACTORS ARE DELINEATED IN THE COMPANY'S SEC REPORTS, INCLUDING FORM 10-K FOR THE YEAR ENDED SEPTEMBER 28, 2002.


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MTS News Release
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                             MTS SYSTEMS CORPORATION
                           Consolidated Balance Sheets
          (unaudited - in thousands of dollars, except per share data)

                                                                   March 29,  September 28,
                                                                     2003         2002
                                                                   ---------    ---------
ASSETS

  Current Assets:
    Cash and cash equivalents                                      $  59,228    $  62,456
    Short-term investments                                            53,997       35,094
    Accounts receivable, net of allowances for doubtful accounts      55,844       59,943
    Unbilled contracts and retainage receivable                       29,813       32,276
    Inventories                                                       29,978       34,773
    Prepaid expense                                                    5,280        5,380
    Current deferred tax asset                                         8,739        8,739
    Other current assets                                               1,147           19
    Assets of discontinued operations                                 11,548       15,311
                                                                   ---------    ---------
      Total current assets                                           255,574      253,991
                                                                   ---------    ---------

  Property and Equipment:
    Land                                                               3,247        3,247
    Buildings and improvements                                        46,009       44,723
    Machinery and equipment                                           83,298       79,679
    Accumulated depreciation                                         (75,657)     (70,765)
                                                                   ---------    ---------
      Total property and equipment, net                               56,897       56,884
                                                                   ---------    ---------

  Goodwill                                                             4,329        4,268
  Other assets                                                         2,729        3,363
  Non-current deferred tax asset                                       1,593        1,593
                                                                   ---------    ---------
  Total Assets                                                     $ 321,122    $ 320,099
                                                                   =========    =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT

  Current Liabilities:
    Notes payable to banks                                         $     198    $     598
    Current maturities of long-term debt                               6,828        8,605
    Accounts payable                                                  12,051       13,137
    Accrued payroll-related costs                                     27,445       26,112
    Advance payments from customers                                   43,376       37,209
    Accrued warranty costs                                             5,035        4,482
    Accrued income taxes                                               6,135       11,453
    Other accrued liabilities                                         10,029        9,917
    Liabilities of discontinued operations                             1,879        1,462
                                                                   ---------    ---------
      Total current liabilities                                      112,976      112,975
                                                                   ---------    ---------

  Deferred income taxes                                                1,740        1,519
  Long-term debt, less current maturities                             36,325       42,790
  Other long-term liabilities                                            584          550
                                                                   ---------    ---------
  Total Liabilities                                                  151,625      157,834
                                                                   ---------    ---------

  Shareholders' Investment:
    Common stock                                                       5,268        5,302
    Additional paid-in capital                                         8,101        9,770
    Retained earnings                                                153,780      146,857
    Accumulated other comprehensive income                             2,348          336
                                                                   ---------    ---------
      Total shareholders' investment                                 169,497      162,265

                                                                   ---------    ---------
  Total Liabilities and Shareholders' Investment                   $ 321,122    $ 320,099
                                                                   =========    =========


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                             MTS SYSTEMS CORPORATION
                        Consolidated Statements of Income
          (unaudited - in thousands of dollars, except per share data)

                                                                    Three Months Ended         Six Months Ended
                                                                   ----------------------    ----------------------
                                                                   March 29,    March 31,    March 29,    March 31,
                                                                      2003        2002          2003        2002
                                                                   ---------    ---------    ---------    ---------
Revenue                                                            $  93,236    $  84,665    $ 177,675    $ 164,263
Cost of sales                                                         59,916       52,215      113,049      101,197
                                                                   ---------    ---------    ---------    ---------
  Gross profit                                                        33,320       32,450       64,626       63,066
                                                                   ---------    ---------    ---------    ---------

Operating expenses:
  Selling                                                             13,817       12,694       26,352       25,873
  General and administrative                                           7,290        5,874       13,441       12,202
  Research and development                                             4,044        4,435        7,623        8,573
                                                                   ---------    ---------    ---------    ---------
    Total operating expenses                                          25,151       23,003       47,416       46,648

                                                                   ---------    ---------    ---------    ---------
Income from continuing operations                                      8,169        9,447       17,210       16,418
                                                                   ---------    ---------    ---------    ---------

Interest expense                                                         949          995        1,993        2,102
Interest income                                                         (617)        (168)      (1,104)        (305)
(Gain) on sale of investments                                             --       (2,630)          --       (2,630)
Other expense (income), net                                           (1,729)        (435)      (1,712)      (1,698)
                                                                   ---------    ---------    ---------    ---------

Income before income taxes, discontinued operations,
  and cumulative effect of accounting change                           9,566       11,685       18,033       18,949
Provision for income tax                                               3,184        3,914        5,951        6,292
                                                                   ---------    ---------    ---------    ---------
Income before discontinued operations and
cumulative effect of accounting change                                 6,382        7,771       12,082       12,657
                                                                   ---------    ---------    ---------    ---------

Discontinued operations:
  Loss from discontinued operations, net of tax                          (17)      (2,608)        (220)      (3,781)
  Impairment on discontinued operations, net of tax                   (2,402)          --       (2,402)          --
  Cumulative effect of accounting change, net of tax                      --           --           --       (9,198)
                                                                   ---------    ---------    ---------    ---------
    Loss from discontinued operations, net of tax                     (2,419)      (2,608)      (2,622)     (12,979)
                                                                   ---------    ---------    ---------    ---------

Income (loss) before cumulative effect of accounting change
  on continuing operations                                             3,963        5,163        9,460         (322)
Cumulative effect of accounting change on continuing
  operations, net of tax                                                  --           --           --       (4,523)
                                                                   ---------    ---------    ---------    ---------
  Net income (loss)                                                $   3,963    $   5,163    $   9,460    $  (4,845)
                                                                   =========    =========    =========    =========

Earnings (loss) per share:
  Basic-
    Income before discontinued operations and cumulative
      effect of accounting change                                  $    0.30    $    0.37    $    0.57    $    0.60
    Discontinued operations:
      Loss from discontinued operations, net of tax                     0.00        (0.12)       (0.01)       (0.18)
      Impairment on discontinued operations, net of tax                (0.11)        0.00        (0.11)        0.00
      Cumulative effect of accounting change, net of tax                0.00         0.00         0.00        (0.44)
                                                                   ---------    ---------    ---------    ---------
        Loss from discontinued operations, net of tax                  (0.11)       (0.12)       (0.12)       (0.62)
                                                                   ---------    ---------    ---------    ---------
    Income (loss) before cumulative effect of accounting change
      on continuing operations                                          0.19         0.25         0.45        (0.02)
    Cumulative effect of accounting change, net of tax                  0.00         0.00         0.00        (0.21)
                                                                   ---------    ---------    ---------    ---------
    Earnings (loss) per share                                      $    0.19    $    0.25    $    0.45    $   (0.23)
                                                                   =========    =========    =========    =========
    Weighted average number of common shares outstanding - basic      21,112       21,057       21,122       21,042
                                                                   =========    =========    =========    =========

  Diluted-
    Income before discontinued operations and cumulative
      effect of accounting change                                  $    0.30    $    0.36    $    0.56    $    0.59
    Discontinued operations:
      Loss from discontinued operations, net of tax                     0.00        (0.12)       (0.01)       (0.18)
      Impairment on discontinued operations, net of tax                (0.11)        0.00        (0.11)        0.00
      Cumulative effect of accounting change, net of taxes              0.00         0.00         0.00        (0.43)
                                                                   ---------    ---------    ---------    ---------
        Loss from discontinued operations, net of tax                  (0.11)       (0.12)       (0.12)       (0.61)
                                                                   ---------    ---------    ---------    ---------
    Income (loss) before cumulative effect of accounting change
      on continuing operations                                          0.19         0.24         0.44        (0.02)
    Cumulative effect of accounting change, net of tax                  0.00         0.00         0.00        (0.21)
                                                                   ---------    ---------    ---------    ---------
    Earnings (loss) per share                                      $    0.19    $    0.24    $    0.44    $   (0.23)
                                                                   =========    =========    =========    =========
    Weighted average number of common shares outstanding - diluted    21,404       21,336       21,379       21,367
                                                                   =========    =========    =========    =========


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MTS News Release
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                                    EXHIBIT A

                             MTS SYSTEMS CORPORATION
                     Discontinued Operations Reconciliation
                      (unaudited - in thousands of dollars)

                                                          Three Months Ended         Six Months Ended
                                                        ----------------------    ----------------------
                                                        MARCH 29,    MARCH 31,    MARCH 29,    MARCH 31,
                                                          2003         2002         2003         2002
                                                        ---------    ---------    ---------    ---------
ORDERS:

Before discontinued operations                          $  86,782    $  87,545    $ 168,541    $ 184,231
Discontinued operations                                     7,989        5,603       14,223       10,724
                                                        ---------    ---------    ---------    ---------
   Continuing operations                                   78,793       81,942      154,318      173,507
                                                        ---------    ---------    ---------    ---------

BACKLOG:

Before discontinued operations                          $ 154,898    $ 161,038    $ 154,898    $ 161,038
Discontinued operations                                     6,721    $   7,656        6,721    $   7,656
                                                        ---------    ---------    ---------    ---------
   Continuing operations                                  148,177      153,382      148,177      153,382
                                                        ---------    ---------    ---------    ---------

REVENUE:

Before discontinued operations                          $ 100,589    $  92,075    $ 191,850    $ 179,239
Discontinued operations                                     7,353        7,410       14,175       14,976
                                                        ---------    ---------    ---------    ---------
   Continuing operations                                   93,236       84,665      177,675      164,263
                                                        ---------    ---------    ---------    ---------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE:

Before discontinued operations                          $   9,544    $   7,434    $  14,537    $  12,780
Discontinued operations                                       (22)      (4,251)      (3,496)      (6,169)
                                                        ---------    ---------    ---------    ---------
   Continuing operations                                    9,566       11,685       18,033       18,949
                                                        ---------    ---------    ---------    ---------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:

Before discontinued operations                          $   3,963    $   5,163    $   9,460    $   8,876
Discontinued operations                                    (2,419)      (2,608)      (2,622)      (3,781)
                                                        ---------    ---------    ---------    ---------
   Continuing operations                                    6,382        7,771       12,082       12,657
                                                        ---------    ---------    ---------    ---------